Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 419-1900	Laura Whitehouse Vice President, Market Development (781) 419-1812

Repligen Announces Settlement with Bristol-Myers Squibb in Orencia® Lawsuit

WALTHAM, MA – April 8, 2008 – Repligen Corporation (NASDAQ: RGEN) announced today that it has reached a settlement with Bristol-Myers Squibb Company (NYSE: BMY) in its lawsuit alleging infringement of U.S. Patent No. 6,685,941 (“the ‘941 patent”), based on Bristol-Myers Squibb’s sale of Orencia® for the treatment of rheumatoid arthritis. The settlement provides for Bristol-Myers Squibb to make an initial payment of $5,000,000 and to pay royalties on the U.S. net sales of Orencia for any clinical indication at a rate of 1.8% for the first $500,000,000 of annual sales, 2.0% for the next $500,000,000 of annual sales and 4% of U.S. annual sales in excess of $1 billion for each year from January 1, 2008 until December 31, 2013. The settlement also provides for the grant by Repligen and co-plaintiff the University of Michigan to Bristol-Myers Squibb of an exclusive worldwide license under certain patent rights of Repligen and the University of Michigan. The settlement serves as the basis for Repligen and co-plaintiff the University of Michigan to dismiss the lawsuit against Bristol-Myers Squibb.

“We are very pleased by the settlement of this case which will provide us a substantial new source of revenue,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “Based on analysts’ estimates of U.S. sales of Orencia®, we expect total cash receipts from our Protein A business, Orencia® royalties, research and development and other income of greater than $30 million for fiscal year 2009, beginning April 1, 2008.”

In January 2006, Repligen and the University of Michigan filed a complaint in the United States District Court for the Eastern District of Texas against Bristol-Myers Squibb alleging infringement of the ‘941 patent based on its sale of Orencia®. The claims of the ‘941 patent relate to the use of CTLA4-Ig (Orencia®) for the treatment of specific auto-immune diseases, including rheumatoid arthritis. The ‘941 patent is owned by the University of Michigan and the United States Department of the Navy and is exclusively licensed to Repligen.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for diseases that affect the central nervous system. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

Repligen Announces Settlement with Bristol-Myers Squibb in Orencia Lawsuit, April 8, 2008

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.